Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bulldog Technologies, Inc., a Nevada corporation (the “Company”) on Form 10-QSB for the period ended May 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Iain D. Gordon, the Corporate Controller of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ IAIN D. GORDON
Iain D. Gordon
Corporate Controller
Date: August 22, 2006